FIRST AMENDMENT  TO TERM LOAN
                 AGREEMENT DATED AS OF MARCH 25, 1998


     This First Amendment ("Amendment") is entered into as of this 3rd day of May, 1999, for the purpose of amending that certain Term Loan Agreement, dated as of March 28, 1998 (hereinafter the "Existing Agreement") to which National Consumer Cooperative Bank, which also conducts business as National Cooperative Bank (hereinafter the "Company"), Greenwich Funding Corporation (hereinafter "GFC"), and Credit Suisse First Boston (hereinafter "CSFB") are parties.

                             Recitals

     The Company, GFC and CSFB are parties to the Existing Agreement, pursuant to which the Company issued the Note in the principal amount of $20,000,000. Capitalized terms used and not defined herein have the meanings stated in the Existing Agreement. The Company, by an Amendment No. 1 to Third Amended and Restated Loan Agreement, dated as of May 27, 1998, amended the Fleet Loan Agreement in certain respects, and the Company has requested that the GFC and CSFB agree to amendments to the Existing Agreement and to consider other amendments to make the covenants in the Existing Agreement conform to the Fleet Loan Agreement as amended from time to time. Each of GFC and CSFB is agreeable to the Company's request, subject to the terms of this Amendment.

     NOW THEREFORE, upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in
Section 3 hereof, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  The Recitals are incorporated by reference herein.

     2.  Amendments to the Existing Agreement.

          A. Section 7.9 at page 25 of the Existing Agreement is amended by deleting subsection (h) and changing "(i)" to "(h)".


          B. Section 7.12 at page 25 of the Existing Agreement is amended by deleting the period at the end, adding a semicolon, and adding "provided that, 30 days after receipt by GFC and CSFB of a written request from the Company for GFC and CSFB's consents to deletion, replacement, amendment, supplementation or modification (collectively "Modification") of a covenant in the Existing Agreement to conform with a Modification in the Fleet Loan Agreement, such Modification to the Existing Agreement will become effective unless the Company within that 30- period receives notice from GFC or CSFB that it objects to such Modification.

          C. Section 8.9 at page 29 of the Existing Agreement is amended by deleting the period at the end of subsection (xviv), adding a semicolon, and adding

          "(xv) Equity Investments provided that (i) the aggregate amount of such Equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net Worth as at any date of determination hereof, after giving effect to any such Equity Investment, and
(ii) no single Equity Investment in any Person may be greater than $2,000,000. For purposes hereof, Equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities."


     3.   Effectiveness.  The provisions of Section 1 of this
Amendment shall become effective and binding upon the parties hereto on the Effective Date upon the satisfaction in full of each of the following conditions:

          (a) The Company and each of GFC and CSFB shall have executed and delivered a counterpart of this Amendment;

          (b) the Company shall have executed and delivered an Officer's Certificate as to the absence of any Event of Default under the Existing Agreement; and

           (c ) the Company shall have paid in full all costs and expenses, including without limitation fees and disbursements of outside special counsel, if any, incurred by each of GFC and CSFB in connection with review and implementation of this Amendment.

Upon the effectiveness of this Amendment on and after the date hereof, each reference in the Existing Agreement to "this Agreement", "hereunder", "herein" or words of like import, and each reference in the Notes to the Existing Agreement, shall mean and be a reference to the Existing Agreement as amended hereby.

     4.   Duplicate Originals; Execution in Counterpart.   Two or
more duplicate originals of this Amendment may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument.
This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

     5. Limitation of Amendment. The terms of this Amendment shall not operate as or constitute a waiver by GFC or CSFB of, or otherwise prejudice, GFC's or CSFB's rights, remedies or powers under the Existing Agreement or the Note or under applicable law. Except as expressly provided herein,

     (i) no other terms and provisions of the Existing Agreement are modified or changed by this Amendment, and

               (ii) the terms and provisions of the Existing
          Agreement shall continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Amended Agreement and the Notes.

     6.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers as of the date first above written.

                         NATIONAL CONSUMER COOPERATIVE BANK


                         s/William E. Seas III
                         BY: ______________________________
                         Name: William E. Seas, III
                         Title:   Treasurer



                         GREENWICH FUNDING CORPORATION

                         By Credit Suisse First Boston, New York
                         Branch, its attorney-in-fact


                         s/Mary E. Connors        s/Thomas Meier
                         BY:____________________________________
                         Name:Mary E. Connors     Thomas Meier
                         Title: Vice President    Vice President


                         CREDIT SUISSE FIRST BOSTON,
                         NEW YORK BRANCH


                         s/Jay Chall         s/Andrea E. Shkane
                         By:_____________________________________
                         Name: Jay Chall     Andrea e. Shkane
                         Title: Director     Vice President